                                                                [EXECUTION COPY]

                                                                         EXHIBIT

================================================================================


                  NORFOLK PREFERRED STOCK PURCHASE AGREEMENT

                                 by and among

                            CASH EQUITY INVESTORS,

                           MANAGEMENT STOCKHOLDERS,

                            INDEPENDENT DIRECTORS,

                                      and

                           TRITON PCS HOLDINGS, INC.

                         Dated as of December 31, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.................................................................................................      -2-
         DEFINITIONS......................................................................................      -2-

ARTICLE II................................................................................................      -8-
         CONTRIBUTIONS; PURCHASE AND SALE OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER.................      -8-
                  2.1      Norfolk Commitments............................................................      -8-
                           -------------------
                  2.2      Issuance of Securities.........................................................      -8-
                           ----------------------
                  2.3      Restrictive Legends............................................................      -8-
                           -------------------
                  2.4      Use of Proceeds................................................................      -9-
                           ---------------

ARTICLE III...............................................................................................      -9-
         CLOSING..........................................................................................      -9-
                  3.1      Time and Place of Closing......................................................      -9-
                           -------------------------
                  3.2      Closing Actions and Deliveries.................................................      -9-
                           ------------------------------
                  3.3      Payment of Transfer Taxes......................................................     -10-
                           -------------------------

ARTICLE IV................................................................................................     -10-
         REPRESENTATIONS AND WARRANTIES OF CASH EQUITY INVESTORS,MANAGEMENT STOCKHOLDERS AND INDEPENDENT
         DIRECTORS........................................................................................     -10-
                  4.1      Organization, Power and Authority..............................................     -10-
                           ---------------------------------
                  4.2      Consents; No Conflicts.........................................................     -11-
                           ----------------------
                  4.3      Litigation.....................................................................     -12-
                           ----------
                  4.4      FCC Compliance.................................................................     -12-
                           --------------
                  4.5      Brokers........................................................................     -12-
                           -------
                  4.6      Capital Commitment.............................................................     -12-
                           ------------------
                  4.7      No Distribution................................................................     -12-
                           ---------------
                  4.8      Investor Acknowledgments.......................................................     -12-
                           ------------------------

ARTICLE V.................................................................................................     -13-
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................     -13-
                  5.1      Organization, Power and Authority..............................................     -13-
                           ---------------------------------
                  5.2      Consents; No Conflicts.........................................................     -14-
                           ----------------------
                  5.3      Litigation.....................................................................     -15-
                           ----------
                  5.4      FCC Compliance.................................................................     -15-
                           --------------
                  5.5      Brokers........................................................................     -15-
                           -------
                  5.6      Capitalization.................................................................     -15-
                           --------------
                  5.7      Shares.........................................................................     -15-
                           ------

                  5.8      Subsidiaries...................................................................     -16-
                           ------------
                  5.9      Offering of Securities.........................................................     -16-
                           ----------------------
                  5.10     Small Business Matters.........................................................     -16-
                           ----------------------

ARTICLE VI................................................................................................     -16-
         COVENANTS........................................................................................     -16-
                  6.1      Consummation of Transactions...................................................     -16-
                           ----------------------------
                  6.2      [INTENTIONALLY OMITTED]........................................................     -17-
                  6.3      [INTENTIONALLY OMITTED]........................................................     -17-
                  6.4      [INTENTIONALLY OMITTED]........................................................     -17-
                  6.5      Use of Proceeds................................................................     -17-
                           ---------------
                  6.6      SBIC Regulatory Provisions.....................................................     -17-
                           --------------------------
                  6.7      Regulatory Compliance Cooperation..............................................     -18-
                           ---------------------------------
                  6.8      Related Agreement Amendments...................................................     -18-
                           ----------------------------
                  6.9      Offering of Securities.........................................................     -19-
                           ----------------------
                  6.10     Waiver of Preemptive Rights....................................................     -19-
                           ---------------------------

ARTICLE VII...............................................................................................     -19-
         CLOSING CONDITIONS...............................................................................     -19-
                  7.1      Conditions to Obligations of All Parties.......................................     -19-
                           ----------------------------------------
                  7.2      Conditions to the Obligations of the Company...................................     -20-
                           --------------------------------------------
                  7.3      [INTENTIONALLY OMITTED]........................................................     -21-
                  7.4      Conditions to the Obligations of the Cash Equity Investors.....................     -21-
                           ----------------------------------------------------------

ARTICLE VIII..............................................................................................     -22-
         SURVIVAL AND INDEMNIFICATION.....................................................................     -22-
                  8.1      Survival.......................................................................     -22-
                           --------
                  8.2      [INTENTIONALLY OMITTED]........................................................     -22-
                  8.3      Indemnification by the Cash Equity Investors...................................     -22-
                           --------------------------------------------
                  8.4      Indemnification by the Company.................................................     -23-
                           ------------------------------
                  8.5      Indemnification by the Management Stockholders.................................     -23-
                           ----------------------------------------------
                  8.6      Indemnification by the Independent Directors...................................     -23-
                           --------------------------------------------
                  8.7      Procedures.....................................................................     -24-
                           ----------
                  8.8      Registration Rights............................................................     -25-
                           -------------------
                  8.9      Limit on Indemnity.............................................................     -25-
                           ------------------

ARTICLE IX................................................................................................     -25-
         TERMINATION......................................................................................     -25-
                  9.1      Termination....................................................................     -25-
                           -----------
                  9.2      Effect of Termination..........................................................     -26-
                           ---------------------

ARTICLE X.................................................................................................     -26-
         MISCELLANEOUS PROVISIONS.........................................................................     -26-

                  10.1     Amendment and Modification.....................................................     -26-
                           --------------------------
                  10.2     Waiver of Compliance; Consents.................................................     -26-
                           ------------------------------
                  10.3     Notices........................................................................     -26-
                           -------
                  10.4     Expenses.......................................................................     -27-
                           --------
                  10.5     Parties in Interest; Assignment................................................     -27-
                           -------------------------------
                  10.6     Applicable Law.................................................................     -28-
                           --------------
                  10.7     Counterparts...................................................................     -28-
                           ------------
                  10.8     Interpretation.................................................................     -28-
                           --------------
                  10.9     Entire Agreement...............................................................     -28-
                           ----------------
                  10.10    Specific Performance...........................................................     -28-
                           --------------------
                  10.11    Remedies Cumulative............................................................     -28-
                           -------------------

                               LIST OF SCHEDULES


Schedule I                    --     Cash Equity Investors and Commitments
Schedule II                   --     Management Stockholders
Schedule III                  --     Independent Directors


Schedule 4.2                  --     Cash Equity Investor Consents
Schedule 4.4                  --     Cash Equity Investor Attributable Interests
Schedule 5.2                  --     Company Consents
Schedule 5.6(a)               --     Equity Ownership
Schedule 5.6(b)               --     Obligations to Issue Capital Stock
Schedule 5.8                  --     Company Subsidiaries

                  Norfolk Preferred Stock Purchase Agreement

     NORFOLK PREFERRED STOCK PURCHASE AGREEMENT, dated as of December 31, 1998 by and among the investors listed on Schedule I (individually, a "Cash Equity
                                     ----------                   -----------
Investor" and, collectively, the "Cash Equity Investors"), the individuals
--------                          ---------------------
listed on Schedule II (individually, a "Management Stockholder" and
          -----------                   ----------------------
collectively, the "Management Stockholders"), the individuals listed on Schedule
                   -----------------------                              --------
III (individually, an "Independent Director" and collectively, the "Independent
---                    --------------------                         -----------
Directors"), and Triton PCS Holdings, Inc., a Delaware corporation (the
---------
"Company").
 -------

                              W I T N E S S E T H

     WHEREAS, the Cash Equity Investors, the Management Stockholders and the Independent Directors are stockholders of the Company; and

     WHEREAS, the Company and AT&T Wireless PCS, Inc., a Delaware corporation ("AT&T PCS"), are parties to that certain Asset Purchase Agreement dated as
  --------
August 20, 1998 (the "Norfolk Acquisition Agreement") pursuant to which the
                      -----------------------------
Company and/or one or more of its direct or indirect wholly-owned subsidiaries intends to acquire certain of AT&T PCS' assets relating to the PCS system in the Norfolk, Virginia BTA (the "Norfolk Acquisition"), including 20 MHz of the 30
                             -------------------
MHz of the PCS license owned by AT&T PCS  covering such market (the "AT&T PCS
                                                                     --------
License"); and
-------

     WHEREAS, in connection with the consummation of the transactions contemplated by the Norfolk Acquisition Agreement, (a) as part of the consideration payable by the Company to AT&T PCS thereunder, the Company will issue additional securities to AT&T PCS, (b) each of the Cash Equity Investors wishes to purchase additional securities of the Company in consideration of contributions of cash to the capital of the Company, and (c) the Company wishes to accept such contributions and to issue additional securities to each of the Cash Equity Investors, the Management Stockholders and the Independent Directors, all on the terms and subject to the conditions herein set forth; and

     WHEREAS, the parties intend to consummate the transactions contemplated hereby immediately prior to the consummation of the transactions contemplated by the Norfolk Acquisition Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Agreement" means this Norfolk Preferred Stock Purchase Agreement, as
           ---------
the same may be amended, modified or supplemented in accordance with the terms hereof.

          "AT&T PCS" has the meaning set forth in the recitals.
           --------

          "AT&T PCS License" has the meaning set forth in the recitals.
           ----------------

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by Law to remain closed.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing, or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Cash Equity Investors" has the meaning set forth in the preamble.
           ---------------------

          "Claim" has the meaning set forth in Section 8.7(a).
           -----

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Common Stock" has the meaning set forth in Section 2.2(a).
           ------------

          "Company" has the meaning set forth in the preamble.
           -------

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions.

          "Contributions" means the cash contributions of Cash Equity Investors
           -------------
in respect of their Norfolk Commitment.

          "Credit Agreement" means the agreement among the Company, the lenders
           ----------------
and the agents referred to therein, dated as of the February 3, 1998, as amended by the First Amendment, Consent and Waiver dated as of April 24, 1998 and the Second Amendment dated as of July 29, 1998 and the Third Amendment dated as of November 17, 1998, providing a credit facility having aggregate commitments of $425 million, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Credit Documents" means the Credit Agreement and all agreements,
           ----------------
instruments and documents executed and delivered pursuant thereto, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          "Employment Agreements" means collectively the Employment Agreements
           ---------------------
dated as of February 4, 1998 between Triton Management and each of Michael E. Kalogris and Steven R. Skinner, and the Employment Agreement dated as of January 8, 1998 between Triton Management and Clyde Smith, each as amended as of June 29, 1998 and as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Final Order" has the meaning set forth in Section 7.1(b).
           ----------                                --------------


          "Financing" has the meaning set forth in the SBIC Regulations.
           ---------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" has the meaning set forth in Section 8.7(a).
           -----------------                               --------------

          "Indemnifying Party" has the meaning set forth in Section 8.7(a).
           ------------------                               -------------

          "Independent Directors" has the meaning set forth in the preamble.
           ---------------------

          "Investors Stockholders' Agreement" means the Investors Stockholders'
           ---------------------------------
Agreement dated as of February 4, 1998 by and among the Company and certain stockholders of the Company, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, Consent or clearance issued or granted by a Governmental Authority, including without limitation, Licenses to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process.

          "License Transfer" means the assignment of any License requiring the
           ----------------
Consent of the FCC or any equivalent state Governmental Authority.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------                               -----------

          "Management Agreement" means the Construction and Operating Agreement
           --------------------
dated July 31, 1998 between AT&T PCS and Triton Operating Company.

          "Management Stockholders" has the meaning set forth in the preamble.
           -----------------------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

          "Morgan Entity" means J.P. Morgan Investment Corporation and Sixty
           -------------
Wall Street SBIC Fund, L.P.

          "Network Membership License Agreement" means the Network Membership
           ------------------------------------
License Agreement dated as of February 4, 1998 between AT&T Corp., a New York corporation, and Triton Operating Company, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "New York Courts" has the meaning set forth in Section 10.6.
           ---------------                               ------------

          "Norfolk Acquisition" has the meaning set forth in the recitals.
           -------------------

          "Norfolk Acquisition Agreement" has the meaning set forth in the
           -----------------------------
recitals.

          "Norfolk Commitment" means, with respect to each Cash Equity Investor,
           ------------------
the amount set forth opposite its name on Schedule I under the heading "Norfolk
                                          ----------
Commitment".

          "Opinion of Counsel" or "Opinion of Special FCC Counsel" means, with
           ------------------      ------------------------------
respect to any Person, a legal opinion of such Person's counsel substantially in the form and substance of the legal opinion rendered on behalf of such Person in connection with the consummation on February 4, 1998 of the transactions contemplated by the Securities Purchase Agreement.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Preferred Stock" means the shares of Series C Preferred Stock and
           ---------------
Series D Preferred Stock to be issued hereunder in accordance with the terms hereof.

          "Regulatory Problem" means, with respect to any SBIC Holder providing
           ------------------
Financing under this Agreement, any set of facts or circumstances wherein it has been asserted by any Governmental Authority (or any SBIC Holder reasonably believes in good faith that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Securities.

          "Related Agreement Amendments" has the meaning set forth in Section
           ----------------------------
6.8.

          "Related Agreements" means the Network Membership License Agreement,
           ------------------
the Employment Agreements, the Vesting Agreements, the Resale Agreement, the Roaming Agreement, the Stockholders' Agreement, and the Investors Stockholders' Agreement.

          "Resale Agreement" means the form of Resale Agreement attached as
           ----------------
Exhibit C to the Securities Purchase Agreement, as the same may be amended,
---------
modified or supplemented in accordance with the terms thereof.

          "Restated Certificate" means the Amended and Restated Certificate of
           --------------------
Incorporation of the Company, dated as of February 4, 1998, as amended December 7, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Roaming Agreement" means the Intercarrier Roamer Service Agreement
           -----------------
dated as of February 4, 1998 between Triton Operating Company and AT&T Wireless Services, Inc., as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "SBA" has the meaning set forth in Section 6.6(b).
           ---                               --------------

          "SBA Compliance Documents" has the meaning set forth in Section
           ------------------------                               -------
7.4(f).
-----

          "SBIC" means a small business investment company licensed under the
           ----
SBIC Act.

          "SBIC Act" means the Small Business Investment Company Act of 1958, as
           --------
amended.

          "SBIC Holder" means each Cash Equity Investor that is an SBIC.
           -----------

          "SBIC Regulations" means the SBIC Act and the regulations issued
           ----------------
thereunder as set forth in 13 CFR (S)(S)107 and 121, as amended.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------                               -------
8.3.
---

          "Section 8.4 Indemnified Party" has the meaning set forth in Section
           -----------------------------                               -------
8.4.
----

          "Section 8.5 Indemnified Party" has the meaning set forth in Section
           ------------------------------                              -------
8.5.
---

          "Section 8.6 Indemnified Party" has the meaning set forth in Section
           -----------------------------                               -------
8.5.
---

          "Securities" means the shares of Common Stock, Series C Preferred
           ----------
Stock and Series D Preferred Stock to be issued hereunder in accordance with the terms hereof, together with any shares of Series C Preferred Stock or Common Stock issued upon conversion of any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules, regulations and policies promulgated thereunder.

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated as of October 8, 1997 by and among the Company, AT&T PCS, the Cash Equity Investors and certain of the Management Stockholders, as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Consent Agreement dated as of March 10, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

           "Series A Preferred Stock" has the meaning set forth in Section
            ------------------------
5.6(a).
-----

           "Series B Preferred Stock" has the meaning set forth in Section
            ------------------------                               -------
5.6(a).
-----

           "Series C Preferred Stock" has the meaning set forth in Section
            ------------------------
2.2(a).
-----

           "Series D Preferred Stock" has the meaning set forth in Section
            ------------------------
2.2(b).
-----

           "Stockholders' Agreement" means the Stockholders' Agreement dated as
            -----------------------
of February 4, 1998 by and among the Company, AT&T PCS, and the other stockholders of the Company, as the same may be amended, modified or supplemented in accordance with the terms thereof.

           "Subsidiary" shall mean, with respect to any Person, a corporation or
            ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

           "Transactions" means the transactions contemplated by this Agreement.
            ------------

           "Transfer Taxes" has the meaning set forth in Section 3.3.
            --------------

           "Triton Management" means Triton Management Company, Inc., a Delaware
            -----------------
corporation and Subsidiary of the Company.

           "Triton Operating Company" means Triton PCS Operating Company L.L.C.,
            ------------------------
a Delaware limited liability company and Subsidiary of the Company.

           "Triton PCS" means Triton PCS, Inc., a Delaware corporation and
            ----------
Subsidiary of the Company.

           "Vesting Agreements" means the letter agreements dated as of February
            ------------------
4, 1998 among the Company, Triton Management and each of Clyde Smith, David Clark, Patricia Gallagher, David Standig, Michael Mears, and any other Person who has been required to sign a similar agreement (including the Independent Directors pursuant to letter agreements dated as of June 26, 1998) as a condition to the award of any of the Company's Capital Stock, each as amended as of June 29, 1998 and as the same may be amended, modified or supplemented in accordance with the terms thereof.

                                  ARTICLE II

                       CONTRIBUTIONS; PURCHASE AND SALE
                OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER
                -----------------------------------------------

          1.1  Norfolk Commitments. Upon the terms and subject to the conditions
               -------------------
hereof and in reliance upon the representations, warranties and agreements herein contained: (a) each Cash Equity Investor hereby irrevocably commits, severally and not jointly, to contribute to the capital of the Company an amount equal to its Norfolk Commitment, and (b) at the Closing, each Cash Equity Investor shall contribute to the capital of the Company an amount equal to its Norfolk Commitment and the Company shall accept such Contribution to the capital of the Company.

          1.2  Issuance of Securities.  Upon terms and subject to the conditions
               ----------------------
hereof and in reliance upon the representations, warranties and agreements herein contained, in consideration of the Transactions, the Company shall issue, sell and deliver to the Cash Equity Investors, the Management Stockholders and the Independent Directors the following Securities at the Closing:

     (1) to each of the Cash Equity Investors, the number of shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), the terms of which are set forth in the Restated
 ------------------------
Certificate, which, subject to the terms thereof, are convertible at any time into shares of newly issued common stock, par value $.01 per share (the "Common
                                                                         ------
Stock") of the Company (as provided in the Restated Certificate), set forth
-----
opposite its name on Schedule I under the heading "Number of Norfolk Shares";
                     ----------

     (2) to AT&T PCS, that number of shares, as set forth in the Norfolk Acquisition Agreement (i.e., 134,813.49 shares), of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred
                                                            ------------------
Stock"), the terms of which are set forth in the Restated Certificate, which,
-----
subject to the terms thereof, are convertible at any time into shares of newly issued Series C Preferred Stock or shares of newly issued Common Stock (as provided in the Restated Certificate);

     (3) to each of the Management Stockholders, the number of shares of Common Stock set forth opposite his name on Schedule II under the heading "Number of
                                     -----------
Norfolk Shares"; and

     (4) to each of the Independent Directors, the number of shares of Common Stock set forth opposite his name on Schedule III under the heading "Number of
                                     ------------
Norfolk Shares";

          1.3  Restrictive Legends.  Each certificate representing Securities
               -------------------
(including Securities originally issued hereunder or delivered upon conversion of the Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders' Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR 'BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS."

          1.4  Use of Proceeds. The Company shall use the net cash proceeds of
               ---------------
its sale of Securities hereunder in respect of the Norfolk Commitments for consummation of the Transactions contemplated by the Norfolk Acquisition.

                                  ARTICLE III

                                    CLOSING
                                    -------

          1.5  Time and Place of Closing.  Upon the terms and subject to the
               -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                                         -------
place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 a.m. local time on the twelfth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of Section
                                                                       -------
7.1, or at such other place and/or time and/or on such other date as the parties
---
may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date").
                        -----------       ------------

          1.6  Closing Actions and Deliveries. Upon the terms and subject to the
               ------------------------------
satisfaction or waiver by the appropriate parties, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the
                        -----------
Securities and consummate the Transactions, the parties shall on the Closing Date take the following actions:

          (1) Each Cash Equity Investor shall deliver to the Company by wire transfer of immediately available funds to the account designated by the Company on or prior to the Closing Date an amount equal to its respective Norfolk Commitment as set forth on Schedule I.
                           ----------

          (2) The Company shall deliver to each Cash Equity Investor, certificates, duly executed by authorized signatories of the Company, representing shares of Series C Preferred Stock to be issued to each of them in accordance with the terms of Section 2.2(a).
                             --------------

          (3) The Company shall deliver to each Management Stockholder and Independent Director, certificates, duly executed by authorized signatories of the Company, representing shares of Common Stock to be issued to each of them in accordance with the terms of Sections 2.2(c) and 2.2(d).
                             --------------------------

          (4) On the terms and subject to the conditions contained in the Norfolk Acquisition Agreement, the Company shall deliver to AT&T PCS a certificate, duly executed by authorized signatories of the Company, representing shares of Series D Preferred Stock to be issued to AT&T PCS in accordance with the terms of Section 2.2(b).
                             --------------

          (5) The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions.

          1.7  Payment of Transfer Taxes. The Company shall pay or cause to be
               -------------------------
paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes (collectively, "Transfer
                                                                   --------
Taxes"), payable in connection with the transfer of the Contributions.
-----


                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF CASH EQUITY INVESTORS,
           --------------------------------------------------------
               MANAGEMENT STOCKHOLDERS AND INDEPENDENT DIRECTORS
               -------------------------------------------------


          Each of the Cash Equity Investors (as to itself), the Management Stockholders (as to himself, and solely with respect to the representations contained in Sections 4.1(e), 4.1(f), 4.7 and 4.8) and the Independent Directors
             ------------------------------------
(as to himself, and solely with respect to the representations and warranties contained in Sections 4.1(e), 4.1(f), and 4.7 and 4.8), represents and warrants
             -----------------------------------------
to the Company and each of the other parties as follows:

          1.8  Organization, Power and Authority.
               ---------------------------------

          (1) Each Cash Equity Investor is a corporation, general partnership or limited partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (2) It has the requisite power and authority to execute, deliver and perform this Agreement, each of the Related Agreement Amendments to which it is (or shall be) a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (3) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements.

          (4) The execution and delivery of this Agreement by it and the consummation of the Transactions by it, including without limitation the execution and delivery of the Related Agreement Amendments to which it is a party, have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

          (5) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party upon execution and delivery, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (6) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement or any of the Related Agreements.

          1.9  Consents; No Conflicts.  Neither the execution, delivery and
               ----------------------
performance by it of this Agreement or the Related Agreement Amendments to which it is a party nor the consummation of the Transactions will (a) violate any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 4.2 or the approval
                                                   ------------
of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements and Related Agreement Amendments. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under any of the Related Agreements and Related Agreement Amendments or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the License Transfers as provided for in this Agreement.

          1.10 Litigation. There is no action, proceeding or investigation
               ----------
pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement or any of the Related Agreements to which it is a party, or which seeks to prevent or challenge the Transactions.

          1.11 FCC Compliance. It complies with all eligibility rules issued by
               --------------
the FCC to hold broadband PCS Licenses, including without limitation, FCC rules on foreign ownership. Set forth opposite its name on Schedule 4.4 are all
                                                     ------------
"attributable" interests (within the meaning of Section 20.6 of the FCC's rules) that it holds in CMRS licenses that overlap the territory covered by the AT&T PCS License.

          1.12 Brokers.  It has not employed any broker, finder or investment
               -------
banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

          1.13 Capital Commitment. Each Cash Equity Investor has, and will have
               ------------------
on the Closing Date, cash available to it in an amount sufficient to make its respective Contributions in accordance with the terms of Section 2.1.
                                                         -----------

          1.14 No Distribution. It is acquiring the Securities to be purchased
               ---------------
by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Securities Act and all applicable state securities Laws).

          1.15 Investor Acknowledgments.
               ------------------------

          (1) It is an "accredited investor" as defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

          (2) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder.

          (3) It is not relying on and acknowledges that no representation is being made by any other Cash Equity Investor, the Company or any of its officers, employees, Affiliates, agents or representatives, or any Management Stockholder or Independent Director, except for representations and warranties expressly set forth in this Agreement and the Related Agreements, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and (y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement and the Related Agreements.

          (4) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement and the Related Agreements and the investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company operates. Based solely on such representations and warranties and such investigations and knowledge, it has determined that the Securities it is purchasing are a suitable investment for it.


                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                                 THE COMPANY
                                 -----------

          The Company represents and warrants to the Cash Equity Investors, the Management Stockholders and the Independent Directors as follows:

          1.16 Organization, Power and Authority.
               ---------------------------------

          (1) Each of the Company and each of its Subsidiaries that is a corporation is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of the Company's Subsidiaries that is a limited liability company is a limited liability company, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted pursuant to the Related Agreements.

          (2) It has the requisite power, authority and/or legal capacity to execute, deliver and perform this Agreement, each of the Related Agreement Amendments to which it is (or shall be) a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (3) Each of the Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on the Company or such Subsidiary or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements.

          (4) The execution and delivery of this Agreement by the Company and the consummation of the Transactions by the Company, including without limitation the execution and delivery of the Related Agreement Amendments to which it is a party, have been duly and validly authorized by the Board of Directors of the Company and, no other corporate proceedings on the part of the Company which have not been taken (including, without limitation, approval of its stockholders) are necessary to authorize this Agreement or to consummate the Transactions.

          (5) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party upon execution and delivery, shall constitute the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (6) As of the Closing Date, after giving effect to the Transactions, the Company is not in breach of any obligation under this Agreement, any Related Agreement or any of the Credit Documents.

          1.17 Consents; No Conflicts.  Neither the execution, delivery and
               ----------------------
performance by the Company of this Agreement and the Related Agreement Amendments to which it is a party nor the consummation of the Transactions will
(a) violate any provision of the Company's organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien (other than Liens under the Credit Documents), or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon the Company or any of its assets; or (c) require any Consent on the part of the Company other than those set forth on Schedule 5.2, except in each case where such breach, violation,
             ------------
default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions, its ability to perform its obligations under the Related Agreements and Related Agreement Amendments or the operation of the Company's business after the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing any of its obligations under the Related Agreements and Related Agreement Amendments or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the License Transfers as provided for in this Agreement.

          1.18 Litigation. There is no action, proceeding or investigation
               ----------
pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement or any of the Related Agreements, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against the Company which would limit in any material respect the ability of the Company to operate its business in the manner currently contemplated.

          1.19 FCC Compliance. Assuming the accuracy of the representations and
               --------------
warranties contained in Section 4.4, it complies with all eligibility rules
                        -----------
issued by the FCC to hold broadband PCS Licenses, including without limitation, FCC rules on foreign ownership, and with the CMRS spectrum cap as it applies to the territory covered by the AT&T PCS License.

          1.20 Brokers.  The Company has not employed any broker, finder or
               -------
investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

          1.21 Capitalization.
               --------------

          (1) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, 1,000,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), 2,000,000 shares of the Company's Series B
 -------------------------
Preferred Stock, par value $.01 per share ("Series B Preferred Stock"),
                                            ------------------------
3,000,000 shares of Series C Preferred Stock, and 1,000,000 shares of Series D Preferred Stock. As of the date hereof, there have been issued and are outstanding 235,125.68 shares of Common Stock, 732,371 shares of Series A Preferred Stock, no shares of Series B Preferred Stock, 1,750,000 shares of Series C Preferred Stock and 366,131 shares of Series D Preferred Stock. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock as of the date hereof are set forth on Schedule 5.6(a).
                                                       ------------

          (2)  As of the date hereof, except as set forth on Schedule 5.6(b),
                                                             ---------------
there are not any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company, except the Preferred Stock and Common Stock hereunder.

          1.22 Shares.  The shares of Preferred Stock being issued to the Cash
               ------
Equity Investors hereunder, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate. The shares of Common Stock or Preferred Stock, as the case may be, issued upon conversion of the Preferred Stock, when issued pursuant to the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate.

          1.23 Subsidiaries. The Company owns directly or indirectly all of the
               ------------
outstanding shares of Capital Stock of each of its Subsidiaries, free and clear of any Liens, except Liens granted to the lenders pursuant to the Credit Documents. Set forth on Schedule 5.8 is a
                                                              ------------
complete list of its direct and indirect Subsidiaries indicating the jurisdictions in which each such Subsidiary is organized or qualified to conduct business.

          1.24 Offering of Securities.
               ----------------------

          (1) None of the Company or any Person acting on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than the Cash Equity Investors and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act ).

          (2) Assuming the accuracy of the representations and warranties of the Cash Equity Investors, the Management Stockholders and the Independent Directors contained in Section 4.8, the offering and sale of Securities under
                       -----------
this Agreement to the Cash Equity Investors, the Management Stockholders and the Independent Directors complies with all applicable requirements of Federal and state securities Laws.

          1.25 Small Business Matters. Neither the Company nor any Subsidiary:
               ----------------------
(a) presently engages in, and none of them shall hereafter engage in, any activities, or (b) shall use directly or indirectly the proceeds from the sale of the Securities for any purpose, which, in either case, a SBIC is prohibited from engaging in or providing funds for by the SBIC Regulations (including Title 13, Code of Federal Regulations, Section 107.720).

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

          1.26 Consummation of Transactions. Each party shall use all
               ----------------------------
commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Law to carry out all of its respective obligations under this Agreement and to consummate the Transactions, which efforts shall include, without limitation, the following:

          (1) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC, applicable to the execution, delivery and performance of this Agreement or the consummation of the Transactions, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

          (2) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by the Company or any other party in connection with the Transactions or otherwise to determine compliance with applicable FCC Law.

          (3) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

Nothing in this Agreement shall be construed to require the parties to consummate the Closing if any regulatory approval would require that it (i) divest or hold separate any of its assets existing as of the date hereof other than as contemplated by this Agreement or (ii) otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets.

          1.27 [INTENTIONALLY OMITTED]

          1.28 [INTENTIONALLY OMITTED]

          1.29 [INTENTIONALLY OMITTED]

          1.30 Use of Proceeds. The Company shall use the proceeds of the sale
               ---------------
of Securities only for the purpose described in Section 2.4.
                                                -----------
          1.31 SBIC Regulatory Provisions.
               --------------------------

          (1) The Company shall notify each SBIC Holder as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          (2) Within 75 days after the Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of Securities hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA")
                                                                      ---
access to the Company's records for the purpose of verifying the use of such proceeds to the extent required pursuant to SBIC Regulations.

          (3) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the revenues and profits of the business and on taxes paid by the business and its employees.

          1.32 Regulatory Compliance Cooperation. In the event that any SBIC
               ---------------------------------
Holder reasonably determines that it has a Regulatory Problem, to the extent reasonably necessary, such SBIC Holder shall have the right to transfer its Securities (and any shares of Common Stock issued upon conversion thereof) to another Person without regard to any restrictions on transfer set forth in this Agreement or in Section 4.1(c) of the Stockholders' Agreement and without
                -------------
complying with the provisions of Section 4.3 of the Stockholders' Agreement, but
                                 -----------
subject to the other provisions of the Stockholders' Agreement and all applicable Laws, including without limitation federal and state securities Law restrictions, and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (a) effectuate and facilitate such transfer by such SBIC Holder of any Securities of the Company then held by such SBIC Holder to such Person, (b) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of voting Securities then held by it on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such non-voting Securities (or Common Stock, as applicable) shall be non-voting and shall be convertible into voting Securities (or Common Stock, as applicable) on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the SBIC Holder's ownership of voting Securities and/or provided for in the Stockholders' Agreement before the transfers and amendments referred to in this Section (including entering into such additional agreements as are reasonably requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder) to exercise any voting power which is relinquished by such SBIC Holder and (d) amend this Agreement, the Restated Certificate, and any other related documents, agreements or instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Securities in favor of such amendments and actions.

          1.33 Related Agreement Amendments. Certain of the parties hereto
               ----------------------------
(and/or certain of their respective Affiliates) are (or, with respect to the Resale Agreement, will be) parties to the Related Agreements. It is the intention of the parties hereto that, upon consummation of the Transactions, each Related Agreement shall be amended and/or restated as necessary (the "Related Agreement Amendments") to give effect to, among other things, (a) the
 ----------------------------
additional Licenses acquired by the Company upon the Closing and (b) the Securities issued to the Cash Equity Investors, the Management Stockholders and the Independent Directors at the Closing, it being agreed that the rights and obligations of the parties under the Related Agreements pertaining to the Licenses and securities thereunder shall pertain also to the Licenses and Securities hereunder. The parties agree to use their respective best efforts to effectuate any and all such amendments at the Closing.

          1.34 Offering of Securities. None of the Company or any Person acting
               ----------------------
on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

          1.35 Waiver of Preemptive Rights. With respect to the Transactions and
               ---------------------------
the issuance of the shares of Series C Preferred Stock, Series D Preferred Stock and Common Stock hereunder, each of the Cash Equity Investors and the Management Stockholders hereby waives (a) the notice requirements set forth in Section
                                                                    -------
7.2(b) of the Stockholders' Agreement and (b) its preemptive rights that are
-----
afforded such party in Section 7.2 of the Stockholders Agreement.
                       -----------


                                  ARTICLE VII

                              CLOSING CONDITIONS
                              ------------------

          1.36 Conditions to Obligations of All Parties.  With respect to the
               ----------------------------------------
consummation of the Transactions, the obligation of each of the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties at or prior to the Closing:

          (1) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (2) The Consent of the FCC to any License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or any of the Cash Equity Investors. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by
            -----------
the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          (3) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) or third parties required to permit the consummation of the Transactions, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company or any of the Cash Equity Investors or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements, shall have been obtained or made.

          (4) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or (ii) impair in any material respect the operation of the Company.

          1.37 Conditions to the Obligations of the Company. With respect to the
               --------------------------------------------
consummation of the Transactions, the obligation of the Company to consummate the Transactions shall be further conditioned upon the satisfaction or fulfillment, at or prior to such Closing, of the following conditions, unless waived by the Company at or prior to the Closing:

          (1) The representations and warranties of each of the Cash Equity Investors contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Sections 4.3 and 4.5 (disregarding
                                            --------------------
any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or materially adversely affect the Transactions or its ability to perform its obligations hereunder.

          (2) Each Cash Equity Investor shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (3) An officer of each of the Cash Equity Investors shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to such Cash Equity Investor.

          (4) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than the Company) and shall be in full force and effect.

          (5) The Company shall have received any Consent of the lenders that may be required pursuant to the terms of the Credit Agreement.

          (6) All corporate and other proceedings of each of the Cash Equity Investors, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Company, and each of the Cash Equity Investors shall have delivered to the Company all such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company, which the Company shall have reasonably requested in order to consummate the Transactions.

          1.38 [INTENTIONALLY OMITTED]

          1.39  Conditions to the Obligations of the Cash Equity Investors. The
                ----------------------------------------------------------
obligation of each Cash Equity Investor to consummate the Transactions shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by such Cash Equity Investor at or prior to the Closing:

          (1) The representations and warranties of each of the Company, each other Cash Equity Investor, each Management Stockholder and each Independent Director contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of such Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Sections 4.3, 4.5, 5.3 and 5.5
                                            ------------------------------
(disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or materially adversely affect the Transactions or its ability to perform its obligations hereunder.

          (2) Each of the Company, each other Cash Equity Investor, each Management Stockholder and each Independent Director shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (3) Each Management Stockholder, each Independent Director, and an officer of each of the Company and each other Cash Equity Investor shall have delivered to such Cash Equity Investor a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to itself.

          (4) Such Cash Equity Investor shall have been furnished with an Opinion of Counsel to each other Cash Equity Investor and the Company, each dated the Closing Date.

          (5) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than the Cash Equity Investors) and shall be in full force and effect.

          (6) All corporate and other proceedings of each other Cash Equity Investor and the Company in connection with the Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to such Cash Equity Investor, and each other Cash Equity Investor and the Company shall have delivered to such Cash Equity Investor all such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to such Cash Equity Investor, which such Cash Equity Investor shall have reasonably requested in order to consummate the Transactions.

          (7) For each SBIC Holder, the Company shall have prepared the Size Status Declaration on Form 480, the Assurance of Compliance for Nondiscrimination on Form 652 and the Portfolio Financing Report on Form 1031 (Parts A and B) (collectively, the "SBA Compliance Documents"), the Company
                                    ------------------------
shall have duly executed and delivered the Forms 480 and 652 to each SBIC Holder, and all of the information set forth in the SBA Compliance Documents shall be true and correct in all respects. The Company shall have delivered a list, after giving effect to the Transactions, of: (i) the name of each of the Company's directors, (ii) the name and title of each of the Company's officers and (iii) the name of each of the Company's stockholders and the number and class of shares held by each stockholder.

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

          1.40 Survival. The representations and warranties made in this Agreement shall survive the Closing until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a
                                 ------------
representation or warranty shall expire on the second anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.
                           ------------

          1.41 [INTENTIONALLY OMITTED]

          1.42 Indemnification by the Cash Equity Investors.  Each Cash Equity
               --------------------------------------------
Investor, severally and not jointly, shall indemnify and hold harmless each of the other Cash Equity Investors, the Company, each Management Stockholder, each Independent Director and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses
                         -----------------------------
incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such Cash Equity Investor contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such Cash Equity Investor or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates.

          1.43 Indemnification by the Company. The Company shall indemnify and hold harmless each Cash Equity Investor, each Management Stockholder, each Independent Director and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.4 Indemnified Party"), against all Losses
                         -----------------------------
incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.4 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section
8.4 Indemnified Party or its Affiliates.

          1.44 Indemnification by the Management Stockholders.  Each Management
               ----------------------------------------------
Stockholder, severally and not jointly, shall indemnify and hold harmless each of the Cash Equity Investors, the Company, the Independent Directors, the other Management Stockholders and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.5 Indemnified Party"), against all Losses
                         -----------------------------
incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.5 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such Management Stockholder contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such Management Stockholder or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.5 Indemnified Party or its Affiliates.

          1.45 Indemnification by the Independent Directors.  Each Independent
               --------------------------------------------
Director, severally and not jointly, shall indemnify and hold harmless each of the Cash Equity Investors, the Company, any other Independent Director, the Management Stockholders and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.6 Indemnified Party"), against all Losses
                         -----------------------------
incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.6 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such Independent Director contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such Independent Director or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.6 Indemnified Party or its Affiliates.

          1.46 Procedures.
               ----------

          (1)  The terms of this Section 8.7 shall apply to any claim (a
                                 -----------
"Claim") for indemnification under the terms of Sections 8.3, 8.4, 8.5 or 8.6.
 -----
The Section 8.3 Indemnified Party, Section 8.4 Indemnified Party, Section 8.5 Indemnified Party or Section 8.6 Indemnified Party (each, an "Indemnified
                                                              -----------
Party"), as the case may be, shall give prompt written notice of such Claim to
-----
the indemnifying party (the "Indemnifying Party") under the applicable Section,
                             ------------------
which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for
                       ------------
the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable Law or that such liability may not be waived, modified or limited under applicable Law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by Law.
        ------------

          (2) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (3) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten Business Days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article
                                                                       --------
VIII, to undertake the defense, compromise or settlement of such Claim for the
----
account of the Indemnifying Party. Unless and until the Indemnifying Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.


          (4) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Cash Equity Investors, their respective Affiliates and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Management Stockholders, the Independent Directors, the Company, its Affiliates and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

          1.47 Registration Rights. Notwithstanding anything to the contrary in
               -------------------
this Article VIII, the indemnification and contribution provisions set forth in
     ------------
Sections 5(e) and 5(f) of the Stockholders' Agreement shall govern any claim
----------------------
made with respect to the registration statements filed pursuant to Section 5 of
                                                                   ---------
the Stockholders' Agreement or sales made thereunder.

          1.48 Limit on Indemnity.  So long as the Company does not conduct any
               ------------------
business or engage in any activities other than those described in the first sentence of the definition of "Business" (as such term is defined in the Stockholders' Agreement), each party waives its right to indemnification under this Article VIII or any other right to assert any claim arising from any
     ------------
inaccuracy in the Company's representations and warranties set forth in Section
                                                                        -------
5.10 or the violation by the Company of the covenant set forth in Section 6.6(d)
----                                                              --------------
to the extent such Section relates to ineligible or prohibited activities of SBICs.

                                  ARTICLE IX

                                  TERMINATION
                                  -----------

          1.49  Termination.  This Agreement may be terminated, without further
                -----------
obligation of any party, except as set forth herein, at any time prior to the Closing Date:

          (1)   by mutual written consent of the parties;

          (2) by any party (other than any Management Stockholder or any Independent Director) by written notice to the other parties, if the Closing shall not have occurred on or before the date that is 10 months after the date hereof, provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

          (3) by any party by written notice to the other parties, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

          (3)   Effect of Termination. (a) In the event of a termination of this
                ---------------------
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (1)   In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Section
-----------                                                           -------
6.2, and Articles VIII and X.
---      -------------------

          (2) Whether or not the Closing occurs, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          1.51  Amendment and Modification.  This Agreement may be amended,
                --------------------------
modified or supplemented only by written agreement of each of the parties.

          1.52  Waiver of Compliance; Consents.  Any failure of any of the
                ------------------------------
parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.
                                ------------

          1.53  Notices.  All notices or other communications hereunder shall
                -------
be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by overnight courier or registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

          If to a Cash Equity Investor, to its address set forth on Schedule I.
                                                                    ----------

          With a copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York 10019
               Attention:  Mark S. Wojciechowski
               Facsimile:  (212) 262-1910

          If to the Company or any Management Stockholder or Independent Director, to it or him/her:

               c/o Triton Management Company, Inc.
               375 Technology Drive
               Malvern, PA  19355
               Attention:  Michael E. Kalogris
                       Steven R. Skinner
               Facsimile:  (610) 993-2683

          With a copy to:

               Kleinbard Bell & Brecker LLP
               1900 Market Street, Suite 700
               Philadelphia, PA  19103
               Attention:  Howard J. Davis
               Facsimile:  (215) 568-0140

          And with a copy to each other party sent to the addresses set forth in this Section 10.3.
               ------------

          1.54  Expenses.  The Company agrees to pay, and save the Cash Equity
                --------
Investors harmless against, the reasonable fees and disbursements of counsel to each of the Cash Equity Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant hereto or thereto or in connection herewith or therewith, and the consummation the Transactions; provided, however, that as a condition to the Company's foregoing obligation, counsel for the Cash Equity Investors shall be directed to, and shall, deliver to the Company on a monthly basis detailed invoices for legal services rendered during such month.

          1.55  Parties in Interest; Assignment.  This Agreement is binding
                -------------------------------
upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. None of the Company or any Cash Equity Investor may assign its rights and obligations hereunder without the prior written consent of each of the other parties, except (a) either Morgan Entity may assign its rights and obligations hereunder to the other without any prior consent and (b) CB Capital Investors, L.P. shall have the right to assign to one or more of its Affiliates, any and all rights and obligations of C.B. Capital Investors, L.P. under this Agreement (provided that such assignee shall have assumed in writing all the obligations of C.B. Capital Investors, L.P. hereunder and no such assignment shall relieve C.B. Capital Investors, L.P. of its obligations hereunder).

          1.56  Applicable Law.  This Agreement shall be governed by and
                --------------
construed in accordance with the Laws of the State of New York without giving effect to the conflicts of Law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State Of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for
                                                          ---------------
any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

          1.57  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          1.58  Interpretation.  The article and section headings contained in
                --------------
this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

          1.59  Entire Agreement.  This Agreement, including the exhibits and
                ----------------
schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

          1.60  Specific Performance.  The parties hereto agree that irreparable
                --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

          1.61  Remedies Cumulative.  All rights, powers and remedies provided
                -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                           [signature pages follow]

                                 *     *     *

[SIGNATURE PAGES TO NORFOLK PREFERRED STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          Company:
                                          TRITON PCS HOLDINGS, INC.



                                          By:__________________________________
                                             Name:
                                             Title:

                                          AT&T PCS:
                                          AT&T PCS WIRELESS, INC.

                                          By:__________________________________
                                             Name:
                                             Title:

                                          Cash Equity Investors:
                                          CB CAPITAL INVESTORS, L.P.
                                          By: CB Capital Investors, Inc.,
                                               its general partner



                                          By:__________________________________
                                             Name:
                                             Title:

                                          J.P. MORGAN INVESTMENT CORPORATION


                                          By:__________________________________
                                             Name:
                                             Title:

                                          SIXTY WALL STREET SBIC FUND, L.P.
                                          By: Sixty Wall Street SBIC
                                               Corporation its general partner

                                          By:__________________________________
                                             Name:
                                             Title:

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                     PRIVATE EQUITY INVESTORS III, L.P.
                                     By:  Rohit M. Desai Associates III, L.L.C.,
                                           its general partner



                                     By:_______________________________________
                                        Name:
                                        Title:

                                     EQUITY-LINKED INVESTORS-II
                                     By: Rohit M. Desai Associates-II, its
                                          general partner


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     TORONTO DOMINION CAPITAL (U.S.A.), INC.


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     FIRST UNION CAPITAL PARTNERS, INC.


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     DAG-TRITON PCS, L.P.
                                     By: Duff Ackerman Goodrich, LLC, its
                                          general partner



                                     By:_______________________________________
                                        Name:
                                        Title:

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         Management Stockholders:


                                         ______________________________________

                                         Michael E. Kalogris


                                         ______________________________________

                                         Steven R. Skinner


                                         ______________________________________

                                         David D. Clark


                                         ______________________________________

                                         Clyde Smith


                                         ______________________________________

                                         David Standig


                                         ______________________________________

                                         Michael Mears


                                         ______________________________________

                                         Michael E. Kalogris, as Trustee under
                                         Amended and Restated Common Stock Trust
                                         Agreement for Management Employees and
                                         Independent Directors dated June 26,
                                         1998

                                         Independent Directors:

                                          _____________________________________

                                          Scott Anderson


                                          _____________________________________

                                          John Beletic

                                                                      SCHEDULE I



                             CASH EQUITY INVESTORS

                                                   AGGREGATE NORFOLK         NUMBER OF NORFOLK
                                                     CONTRIBUTION                  SHARES
                                                   ------------------        -----------------
CB Capital Investors, L.P.                          $2,169,183                   21,691.83
JP Morgan Capital Investment Corporation                     0                       0.00

Sixty Wall Street SBIC Fund, L.P.                            0                       0.00

Private Equity Investors III, L.P.                   1,251,164                  12,511.64

Equity-Linked Investors-II                           1,251,164                  12,511.64

Toronto Dominion Capital (U.S.A.) Inc.                 625,574                   6,255.74

First Union Capital Partners, Inc.                   9,584,273                  95,842.73

DAG-Triton PCS, L.P.                                 1,637,293                  16,372.93
                                                    ----------                  ---------

Total                                              $16,518,651                 165,186.51

                              ADDRESS FOR NOTICES
                              -------------------

CB Capital Investors, L.P.              Toronto Dominion Capital (U.S.A.), Inc.
380 Madison Avenue, 12th Floor          909 Fannin
New York, NY 10017                      Suite 1700
Attn:  Arnie Chavkin                    Houston, TX 77010
Tel: (212) 622-3100                     Attn:  Martha Gariepy
Fax: (212) 622-3101                     Tel: (713) 653-8225
                                        Fax: (713) 652-2647

J.P. Morgan Investment Corporation      First Union Capital Partners, Inc.
101 California Street, 38th Floor       One First Union Center
San Francisco, CA 94111                 301 South College Street / 5th Floor
Attn:  John Watkins                     Charlotte, NC 28288-0732
Tel: (415) 954-3200                     Attn: Watts Hamrick
Fax: (415) 954-4737                     Tel: (704) 374-4791
                                        Fax: (704) 374-6711
Sixty Wall Street SBIC Fund, L.P.
101 California Street, 38th Floor       DAG-Triton PCS, L.P.
San Francisco, CA 94111                 Two Embarcadero Center
Attn:  John Watkins                     Suite 2930
Tel: (415) 954-3200                     San Francisco, CA 94111
Fax: (415) 954-4737                     Attn:  John Duff
                                        Tel: (415) 788-2755
Private Equity Investors III, L.P.      Fax: (415) 788-7311
540 Madison Avenue, 36th Floor
New York, NY 10022
Attn:  Damon Ball
Tel: (212) 838-9191
Fax: (212) 838-9807

Equity-Linked Investors-II
540 Madison Avenue, 36th Floor
New York, NY 10022
Attn:  Damon Ball
Tel: (212) 838-9191
Fax: (212) 838-9807

Toronto Dominion Capital (U.S.A.), Inc.
31 West 52nd Street
New York, NY 10019
Attn:  Brian Rich
Tel: (212) 468-0740
Fax: (212) 974-0429

                                                                     SCHEDULE II

                            MANAGEMENT STOCKHOLDERS

                                                       NUMBER OF NORFOLK
                                                            SHARES
                                                       ------------------

Michael E. Kalogris                                       13,333.33

Steven R. Skinner                                         10,000.00

David D. Clark                                             1,000.00

Clyde Smith                                                  533.33

David Standig                                                500.00

Michael Mears                                                333.33

Michael E. Kalogris, as
Trustee under Amended and
Restated Common Stock
Trust Agreement for
Management Employees and
Independent Directors
dated June 26, 1998                                        7,393.16
                                                          ---------

Total                                                     33,093.15

                                                                    SCHEDULE III

                                    INDEPENDENT DIRECTORS


                                                           NUMBER OF NORFOLK
                                                                 SHARES
                                                           ------------------

Scott Anderson                                                120.09

John Beletic                                                  120.09
                                                              ------

Total                                                         240.18

                                                                    SCHEDULE 4.2
                         CASH EQUITY INVESTOR CONSENTS
                         -----------------------------

     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission

     2.   The Federal Trade Commission/Department of Justice

     3.   Various Governmental Authorities with respect to Franchise Laws

                                                                    SCHEDULE 4.4
                  CASH EQUITY INVESTOR ATTRIBUTABLE INTERESTS
                  -------------------------------------------

None.

                                                                    SCHEDULE 5.2

                               COMPANY CONSENTS
                               ----------------

     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission

     2.   The Federal Trade Commission/Department of Justice

     3.   Various Governmental Authorities with respect to Franchise Laws

     4.   The lenders pursuant to the terms of the Credit Agreement

                                                                 SCHEDULE 5.6(A)

                               EQUITY OWNERSHIP
                               ----------------

                                         Shares
       Stockholders                       Owned
--------------------------------------------------

Series A Preferred Stock:
------------------------

AT&T Wireless PCS, Inc.                 732,371.00

     Total Series A                     732,371.00


Series C Preferred Stock:
-------------------------

CB Capital Investors, L.P.              511,818.79

J.P. Morgan Investment
   Corporation                          445,206.00

Sixty Wall Street SBIC
   Fund, L.P.                            23,907.00

Private Equity Investors III, L.P.      246,243.67

Equity-Linked Investors-II              246,243.67

Toronto Dominion Capital
  (USA) Inc.                            123,122.44

First Union Capital Partners, Inc.       81,543.21

Duff Ackerman Goodrich &
   Associates, L.P.                      64,415.22

Michael E. Kalogris                       5,000.00

Steven R. Skinner                         2,500.00

          Total Series C              1,750,000.00

Series D Preferred Stock:
------------------------

AT&T Wireless PCS, Inc.            366,131.00

     Total Series D                366,131.00


Common Stock:
-------------

Michael E. Kalogris                 94,050.27

Steven R. Skinner                   70,537.70

David D. Clark                       7,053.77

Clyde Smith                          3,762.01

Patricia Gallagher                   1,410.76

David Standig                        3,526.89

Michael Mears                        2,351.26

Scott Anderson                         847.11

John Beletic                           847.11

Michael E. Kalogris, as Trustee
under Amended and Restated
Common Stock Trust
Agreement for Management
Employees and Independent
Directors dated June 26, 1998       50,738.80

     Total Common                  235,125.68

                                                                 SCHEDULE 5.6(B)

                      OBLIGATIONS TO ISSUE CAPITAL STOCK
                      ----------------------------------



     1. Pursuant to the terms of the Restated Certificate, the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the Company may be required under certain circumstances contained therein to issue shares of Preferred Stock or Common Stock, as the case may be, upon conversion thereof.

                                                                    SCHEDULE 5.8

                             COMPANY SUBSIDIARIES
                             --------------------

                                             State of         Foreign
                  Subsidiary               Organization    Qualification
      -----------------------------------  ------------    --------------

1.    Triton PCS, Inc.                         DE            None

2.    Triton Management Company, Inc.          DE            PA, VA, SC, NC

3.    Triton PCS Holdings Company L.L.C.       DE            None

4.    Triton PCS Property Company L.L.C.       DE            VA, SC, NC, GA

5.    Triton PCS License Company L.L.C.        DE            None

6.    Triton PCS Equipment Company L.L.C.      DE            VA, SC, NC, GA

7.    Triton PCS Operating Company L.L.C.      DE            VA, SC, NC, GA